Exhibit 10.4

RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER AXCELIS TECHNOLOGIES, INC. 2012 EQUITY INCENTIVE PLAN

1.               Grant of Restricted Stock Units.   Axcelis Technologies, Inc. (hereinafter the “Company”), in the exercise of its sole discretion pursuant to the Axcelis Technologies, Inc. 2012 Equity Incentive Plan (the “Plan”), does on the grant date set forth below (the “Award Date”) hereby award to the recipient set forth below (the “Recipient”), the number of Restricted Stock Units (“RSUs”) upon the terms and subject to the conditions hereinafter contained:

Award Date:

Name of Recipient:

Number of Restricted Stock Units:

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan. RSUs represent the Company’s unfunded and unsecured promise to issue shares of the Company’s common stock, $0.001 par value (“Common Stock,” as defined in the Plan) at a future date, subject to the terms of this Award Agreement and the Plan. Recipient has no rights under the RSUs other than the rights of a general unsecured creditor of the Company.

2.               Vesting Schedule and Conversion of RSUs.    Subject to the terms of this Award Agreement (including but not limited to the provisions on termination set forth in Section 4), the RSUs shall vest and be converted into an equivalent number of shares of Common Stock that will be distributed to the Recipient:

[insert vesting terms per grant resolution, such as:

i.                 as to       % of the Restricted Stock Units evidenced hereby on                      , 20    ;

ii.             as to       % additional Restricted Stock Units evidenced hereby on                      , 20    ;

iii.         as to       % additional Restricted Stock Units evidenced hereby on                      , 20    ; and

iv.           as to       % additional Restricted Stock Units evidenced hereby on                      , 20    .

or performance vesting criteria]

3.               Recapitalization, Mergers, Etc. In the event of a merger or consolidation in which the Company is the surviving corporation or a recapitalization (including a stock split, stock combination or stock dividend) of the Company, the Board in its discretion may adjust the number and kind of shares subject to this Award and other terms of this Award in a manner determined by the Committee to equitably reflect such merger, consolidation or recapitalization.  In the case of any recapitalization, stock acquisition, merger, consolidation or other form of corporate transaction in which a company other than the Company is the surviving, continuing, successor or purchasing entity (a “Transaction”), the Board may provide that another party to the Transaction will assume this Award or substitute a substantially equivalent award.  Awards that are not so assumed or substituted for shall terminate upon the consummation of such Transaction.  In the case of a Transaction in which the stockholders of the Company receive consideration that is all or predominantly cash, the Plan provides for acceleration of vesting so that the Recipient may participate in the Transaction or for the payment of the value of this Award to the Recipient in connection with the consummation of the Transaction.

4.               Termination.   Unless terminated earlier under subsections (a) or (b) below, a Recipient’s rights under this Award Agreement with respect to the RSUs issued under this Award Agreement shall terminate at the time such RSUs are converted into Shares of Common Stock.

a.               Termination of Recipient’s Status as a Participant.   In the event of termination of employment or other service of the Recipient (as such phrase is defined in the Plan), Recipient’s rights under this Award Agreement in any unvested RSUs shall immediately and irrevocably terminate and unvested RSUs and the underlying shares of Common Stock in respect of such RSUs shall be immediately and irrevocably forfeited.  For the avoidance of doubt, a Recipient will have undergone a termination of employment or other service if and when the Recipient’s actual employer ceases to be the Company or a subsidiary of the Company, as further described in Section 7(g) of this Award Agreement.

b.              Value of Unvested RSUs.   In consideration of the award of these RSUs, Recipient agrees that upon and following termination of employment or other service of the Recipient for any reason (whether or not in breach of applicable laws), and regardless of whether Recipient is terminated with or without cause, notice, or pre-termination procedure or whether Recipient asserts or prevails on a claim that Recipient’s employment or engagement was terminable only for cause or only with notice or pre-termination procedure, any unvested RSUs under this Award Agreement shall be deemed to have a value of zero dollars ($0.00).

5.              Conversion of RSUs to Shares of Common Stock; Responsibility for Taxes.

a.               Delivery of Shares.  Provided Recipient has satisfied the requirements of Section 5(b) below, on the vesting of any RSUs, such vested RSUs shall be converted into an equivalent number of Common Stock that will be distributed to Recipient or, in the event of Recipient’s death, to Recipient’s legal representative, as soon as practicable after the vesting date (but in no event later than the date that is two and one-half (2-1/2) months from the end of the calendar year in which the RSUs vest).  The distribution to the Recipient, or in the case of the Recipient’s death, to the Recipient’s legal representative, of Common Stock in respect of the vested RSUs shall be evidenced by appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, a stock certificate, or other appropriate means as determined by the Company. In the event ownership or issuance of Common Stock is not feasible due to applicable exchange controls, securities regulations, tax laws or other provisions of applicable law, as determined by the Company in its sole discretion, Recipient, or in the event of Recipient’s death, the Recipient’s legal representative, shall receive cash proceeds in an amount equal to the value of the Common Stock otherwise distributable to Recipient, net of the satisfaction of the requirements of Section 5(b) below, to be paid as soon as practicable after the vesting date (but in no event later than the date that is two and one-half (2-1/2) months from the end of the calendar year in which the RSUs vest).

b.              Responsibility for Income or Employment Taxes.  Regardless of any action the Company or Recipient’s actual employer (as the case may be, referred to herein as the “Employer”) takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax or other tax-related withholding (“Tax Related Items”), Recipient acknowledges that the ultimate liability for all Tax Related Items legally due by Recipient is and remains Recipient’s responsibility and that the Employer (i) makes no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the RSUs, including the grant of the RSUs, the vesting of RSUs, the conversion of the RSUs into Common Stock or the receipt of an equivalent cash payment, the subsequent sale of any Common Stock acquired at vesting and the receipt of any dividends; and (ii) does not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Recipient’s liability for Tax Related Items.

c.               Satisfaction of Tax Withholding.  Prior to the issuance of Common Stock upon vesting of RSUs or the receipt of an equivalent cash payment as provided in Section 5(a) above, Recipient shall pay, or make adequate arrangements satisfactory to the Employer, in the Employer’s sole discretion, to satisfy all withholding obligations of the Employer.  In this regard, Recipient authorizes the Employer to withhold all applicable Tax Related Items legally payable by Recipient from Recipient’s wages or other cash compensation payable to Recipient by the Employer.   Alternatively, or in addition, if permissible under applicable law, (i) the Recipient may sell or arrange for the sale of Common Stock to be issued on the vesting of RSUs to generate proceeds to be paid to the Employer to satisfy the withholding obligation, and/or (ii) the Employer, at its option, may withhold in shares of Common Stock, provided that the Employer shall withhold only the amount of shares necessary to satisfy the minimum withholding amount.  Recipient shall pay to the Employer any amount of Tax Related Items that the Employer may be required to withhold as a result of Recipient’s receipt of RSUs, the vesting of RSUs, or the conversion of vested RSUs to Common Stock that cannot be satisfied by the means previously described.  The Company may refuse to deliver Common Stock to Recipient if Recipient fails to comply with Recipient’s obligation in connection with the Tax Related Items as described herein.

d.              Fractional Shares.  In lieu of issuing fractional shares of Common Stock, on the vesting of a fraction of an RSU, the Company shall round the shares down to the nearest whole share and any such share that represents a fraction of a RSU will be included in a subsequent vest date, if any. Similarly, in determining the number of shares necessary to withhold under Section 5(c) to satisfy the minimum withholding amount, the Company shall round the shares down to the nearest whole share.

e.               Rights as a Stockholder.  Until the distribution to Recipient of the Common Stock in respect to the vested RSUs is evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company or other appropriate means, Recipient shall have no right to vote or receive dividends or any other rights as a shareholder with respect to such Common Stock, notwithstanding the vesting of RSUs.  No adjustment will be made for a dividend or other right for which the record date is prior to the date Recipient is recorded as the owner of the shares of Common Stock, except as provided in the Plan.

f.                 Compliance with Trading Restrictions.  By accepting the Award of RSUs evidenced by this Award Agreement, Recipient agrees not to sell any of the Common Stock received on account of vested RSUs at a time when applicable laws or Company policies prohibit a sale. This restriction shall apply so long as Recipient is an employee, consultant or outside director of the Company or a subsidiary of the Company, or otherwise has access to material non-public information acquired from the Company.

6.               Non-Transferability of RSUs.   Recipient’s right in the RSUs awarded under this Award Agreement and any interest therein may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution, prior to the distribution of the Common Stock in respect of such RSUs. These RSUs shall not be subject to execution, attachment or other process.

7.               Acknowledgment of Nature of Plan and RSUs.   In accepting the Award, Recipient acknowledges that:

a.               the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

b.              the Award of RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs even if RSUs have been awarded repeatedly in the past;

c.               all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

d.              Recipient’s participation in the Plan is voluntary;

e.               the future value of the underlying Common Stock is unknown and cannot be predicted with certainty;

f.                 if Recipient receives Common Stock, the value of such Common Stock acquired on vesting of RSUs may increase or decrease in value;

g.              notwithstanding any terms or conditions of this Award Agreement to the contrary and consistent with Section 5, above, in the event of termination of employment or other service of the Recipient (whether or not in breach of applicable laws), Recipient’s right to receive shares that are not yet vested pursuant to this RSU, if any, will terminate effective as of the date that Recipient is no longer actively employed or engaged and will not be extended by any notice period mandated under applicable law; furthermore, in the event of termination of employment or other service of the Recipient (whether or not in breach of applicable laws), Recipient’s right to receive Common Stock pursuant to RSUs that were vested as of the date of termination of employment or other service of the Recipient, if any, will be measured by the date of termination of Recipient’s active employment or service and will not be extended by any notice period mandated under applicable law; the Committee shall have the exclusive discretion to determine when Recipient is no longer actively employed or engaged for purposes of the award of RSUs; and

h.              Recipient acknowledges and agrees that, regardless of whether Recipient is terminated with or without cause, notice or pre-termination procedure or whether Recipient asserts or prevails on a claim that Recipient’s employment or engagement was terminable only for cause or only with notice or pre-termination procedure, Recipient has no right to, and will not bring any legal claim or action for, (i) any damages for any portion of the RSUs that have been vested and converted into shares of Common Stock, or (ii) termination of any unvested RSUs under this Award Agreement.

8.               Miscellaneous.

a.               No Employment Right.   Recipient acknowledges that neither the fact of this Award of RSUs nor any provision of this Award Agreement or the Plan or the policies adopted pursuant to the Plan shall confer upon Recipient any right with respect to employment or continuation of current employment with the Employer (as defined in Section 5(b)), or to employment that is not terminable at will (except as may be required by law). Recipient further acknowledges and agrees that neither the Plan nor this Award of RSUs makes Recipient’s employment with the Employer for any minimum or fixed period, and that such employment is subject to the mutual consent of Recipient and the Employer, and may be terminated by either Recipient or the Employer at any time, for any reason or no reason, with or without cause or notice or any kind of pre- or post-termination warning, discipline or procedure (except as may be required by law).

b.              Administration.   The authority to manage and control the operation and administration of this Award Agreement shall be vested in the Board (as such term is defined in the Plan), and the

Board shall have all powers and discretion with respect to this Award Agreement as it has with respect to the Plan. Any interpretation of the Award Agreement by the Board and any decision made by the Board with respect to the Award Agreement shall be final and binding on all parties.

c.               Plan Governs.   Notwithstanding anything in this Award Agreement to the contrary, the terms of this Award Agreement shall be subject to the terms of the Plan, and this Award Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Board from time to time pursuant to the Plan.

d.              Notices.   Any written notices provided for in this Award Agreement that are sent by mail shall be deemed received three business days after mailing, but not later than the date of actual receipt. Notices shall be directed, if to Recipient, at the Recipient’s address indicated by the Company’s records and, if to the Company, at the Company’s principal executive office.

e.               Electronic Delivery.   The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan or future RSUs that may be awarded under the Plan by electronic means or request Recipient’s consent to participate in the Plan by electronic means. Recipient hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

f.                 Acknowledgment.   By Recipient’s acceptance as evidenced below, Recipient acknowledges that Recipient has received and has read, understood and accepted all the terms, conditions and restrictions of this Award Agreement and the Plan.  Recipient understands and agrees that this Award Agreement is subject to all the terms, conditions, and restrictions stated in this Award Agreement and in the other documents referenced in the preceding sentence, as the latter may be amended from time to time in the Company’s sole discretion.  Recipient further acknowledges that Recipient must accept this Award Agreement in the manner prescribed by the Company no later than the earlier of the first anniversary of Award Date or the first vesting date specified in Section 2 of this Award Agreement. If such acceptance is not obtained prior to such date, this award is null and void.

g.              Board Approval.   These RSUs have been awarded pursuant to the Plan and accordingly this Award of RSUs is subject to approval by an authorized committee of the Board of Directors. If this Award of RSUs has not already been approved, the Company agrees to submit this Award for approval as soon as practical. If such approval is not obtained, this award is null and void.

h.              Compliance with Securities Laws.  It shall be a condition to the Recipient’s right to receive shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Award shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Recipient shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Recipient, or both.  The certificates representing the shares issued under this Award or book entries relating to such shares may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

i.                  Cancelation and Clawback. The Board may cancel this Award if (A) the Recipient violates any agreement between the Company and the Recipient, or (B) the Recipient voluntarily leaves employment of the Company and, within one year of such termination of employment or other service of the Recipient, enters into an activity as employee, agent, officer, director or proprietor in competition with the Company as reasonably determined by the Board.  The Company may also demand reimbursement of any profits received by the Recipient on vesting of this Award during the twelve (12) month period prior to such non-compliance or competition.  In such case, the Recipient shall return to the Company in cash within ten (10) days after notice from the Company an amount equal to the Fair Market Value on the date of issuance of the shares acquired.   In the case of executive officers, profits received on vesting of this Award may also be subject to a clawback required under (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or any law of similar effect for recovery of incentive-based compensation previously paid, and (ii) any regulations promulgated pursuant to any such law.

j.                  Governing Law.   This Award Agreement shall be governed by the laws of the State of Delaware, U.S.A., without regard to Delaware laws that might cause other law to govern under applicable principles of conflicts of law.

k.               Severability.   If one or more of the provisions of this Award Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Award Agreement to be construed so as to foster the intent of this Award Agreement and the Plan.

l.                  Complete Award Agreement and Amendment.   This Award Agreement and the Plan constitute the entire agreement between Recipient and the Company regarding RSUs.  Any prior agreements, commitments or negotiations concerning these RSUs are superseded.  This Award Agreement may be amended only by written agreement of Recipient and the Company, without consent of any other person. Recipient agrees not to rely on any oral information regarding this Award of RSUs or any written materials not identified in this Section 8(l), other than required disclosures in compliance with securities laws provided by the Company to the Recipient.

EXECUTED as of the Award Date set forth above.

AXCELIS TECHNOLOGIES, INC.

By:
Name:
Title:

RECIPIENT’S ACCEPTANCE:

I have read and fully understood this Award Agreement and, as referenced in Section 8(f) above, I accept and agree to be bound by all of the terms, conditions and restrictions contained in this Award Agreement and the other documents referenced in it. I intend to express my acceptance of the Award and this Award Agreement by signing a copy of this Award Agreement in the space provided below.

Date of Acceptance